Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 16, 2009, except as to note 16, which is as of February 10, 2010, relating to the consolidated financial statements of ZBB Energy Corporation for the year ended June 30, 2009, which report appears in the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/PKF LLP

New York, New York
August 30, 2010